Exhibit 5.1
April 9, 2025

Lakeland Financial Corporation
202 East Center Street
P.O. Box 1387
Warsaw, Indiana 46581

Re:    Registration Statement on Form S-8 of Lakeland Financial Corporation
Ladies and Gentlemen:
We have acted as counsel to Lakeland Financial Corporation, an Indiana corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 1,100,000 shares of common stock, no par value per share, of the Company (the “Shares”), authorized for issuance pursuant to the Lakeland Financial Corporation 2025 Equity Incentive Plan, as amended from time to time (the “Plan”), as set forth in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Commission”) on April 9, 2025 (together with all exhibits thereto, the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For the purposes of providing the opinion contained herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary. As to questions of fact material to this opinion letter, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company. In our examination, we have assumed, without verification, the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Shares, when issued, will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become effective under the Act, and such effectiveness shall not have been terminated or rescinded; (ii) the Company’s board of directors, or a duly authorized committee thereof, shall have duly authorized the issuance and sale of such Shares as contemplated by the Plan; and (iii) either a certificate representing such Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto against receipt of the agreed consideration therefor, or if such Share is to be issued in uncertificated

Lakeland Financial Corporation
April 9, 2025

form, the Company's books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor, all in accordance with the Plan.
This opinion letter is limited to the Indiana Business Corporation Law, and we do not express any opinion as to the effect of the laws of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement initially becomes effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).
We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP